EMPLOYMENT AGREEMENT


         Employment Agreement (the "Agreement") dated as of November 3, 1997, by and between AVICENNA SYSTEMS CORPORATION, a Massachusetts corporation (the "Company"), and Paul M. Bernard ("Employee").

                                 R E C I T A L S

         In consideration of the mutual covenants in this Agreement, the parties agree as follows:

         1.       Effectiveness of Agreement and Employment.

                  1.1 Effectiveness of Agreement. This Agreement shall become effective as of the date hereof.

                  1.2 Employment by the Company. The company hereby employs and Employee hereby accepts such employment with the Company. Employee shall report to, and perform such duties and services for the Company, Synetic, Inc. ("Synetic") and their respective subsidiaries and affiliates (Synetic and such subsidiaries and affiliates collectively, "Affiliates") as may be designated from time to time by, the President or Senior Vice President of the Company or his designee. Employee shall use his best and most diligent efforts to promote the interests of the Company and the Affiliates, and shall devote all of his business time and attention to his employment under this Agreement.

                  1.3 Confidentiality. Employee understands and acknowledges that in the course of his employment, he will have access to and will learn information proprietary to the Company and its Affiliates that concerns the operation and methodology of the Company and its Affiliates, including, without limitation, business plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, scientific data, computer source codes, programs, software, knowhow and specifications, copyrights, trade secrets, market information, Development (as hereinafter defined), data and customer information (collectively, "Proprietary Information"). Employee agrees that, at all times (including following termination of the Employment Period (as hereinafter defined)), he will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or explain such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Employee can demonstrate by written record (a) was already available to the public at the time of disclosure, or subsequently become available to the public, otherwise than by breach of this Agreement, or (b) was the subject of a court order to disclose. Upon any termination of the Employment Period, Employee shall immediately return to the Company all copies of any Proprietary Information in his possession.

                  1.4 Restrictions on Solicitation. During the period beginning on the date hereof and (subject to the first sentence of Section 1.9) ending on the second anniversary of the date of cessation of the employment of the Employee for any reason whatsoever, Employee shall not, directly or indirectly, without the prior written approval of the Company, solicit or contact any customer, or any prospective customer with whom the Employee has had contact during the Employment Period, of the Company or any of the Affiliates for any commercial pursuit that could be reasonably construed to be in competition with the Company or any of the Affiliates, or that is contemplated from time to time by the Company's or Synetic's business plan, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or any of the Affiliates, or induce, or attempt to induce, any employees, agents or consultants of or to the Company or any of the Affiliates to do anything from which Employee is restricted by reason of this Agreement nor shall Employee, directly or indirectly, offer or aid others to offer employment to or interfere or attempt to interfere with any employees, agents or consultants of the Company or any of the Affiliates.

                  1.5 Restrictions on Competitive Employment. During the period beginning on the date hereof and (subject to the first sentence of Section 1.9) ending on the second anniversary (first anniversary in the case of a termination by the Company without Cause) of the date of cessation of the employment of the Employee for any reason whatsoever, Employee shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, without the prior written approval of the Company, engage in activities for, or render services to, any firm or business (i) engaged in direct or indirect competition with the Company, (ii) conducting a business of the type and character engaged in by the Company (or contemplated by the Company's business plan) at the time of termination, (iii) developing products or services competitive with those of the Company or (iv) conducting any other business in which Synetic or any of the Affiliates is then engaged if Employee has engaged in activities for such business of Synetic or such Affiliates or obtained Proprietary Information with respect thereto (all of the businesses in clauses (i), (ii), (iii), and (iv) collectively, "Competitive Business"). Notwithstanding the foregoing, Employee may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

                  1.6 Extension of Restricted Period. The Restricted Period shall be extended by the length of any period during which Employee is in breach of the terms of this Section 1.

                  1.7 Assignment of Development. All Developments that are at any time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, during or as a result of Employee's employment under this Agreement or any prior employment with the Company or the Affiliates, shall be the sole and absolute property of the Company and the Affiliates, free of any reserved or other rights of any kind on Employee's part. During the Employees's employment and, if such Developments were made, conceived or suggested by Employee during or as a result of Employee's employment under this Agreement or any prior employment with the Company or the Affiliates, thereafter, Employee shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company and the

Affiliates of Employee's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, plans, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities of which Employee is aware, or the products and services of the Company or any of the Affiliates.

                  1.8 Disclosure of Information. During the Employment Period, Employee shall use his best efforts to disclose to the President and Senior Vice President of the Company any bona fide information known by him that would have any material negative impact on the Company or an Affiliate.

                  1.9 Remedies. Employee acknowledges and agrees that damages for a breach or threatened breach of any of the covenants set forth in this
Section 1 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.

         2.       Compensation and Benefits.

                  2.1 Salary. The Company shall pay Employee for services during the Employment Period a base salary at the annual rate of $125,000. Any and all increases to Employee's base salary shall be determined by the Board of Directors of the Company or the Board of Directors of Synetic (collectively, the "Board") in its sole discretion. Such base salary shall be payable in equal installments, no less frequently than monthly, pursuant to the Company's customer payroll policies in force at the time of payment, less any required or authorized payroll deductions. Employee shall be entitled to participate in any bonus program of the Company and have the ability to earn up to 25% of his base salary under such program based on performance and/or achievment of established goals and objectives. Notwithstanding the foregoing, any and all bonuses under any bonus program of the Company and and any and all discretionary bonuses shall be determined by the Board in its sole discretion.

                  2.2 Benefits. During the Employment Period, Employee shall be entitled to participate, on the same basis and at the same level as other employees of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof.

                  2.3 Expenses. Pursuant to the Company's customary policies in force at the time of payment, the Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefore, for all authorized expenses properly and reasonably incurred by him on behalf of the Company or its Affiliates in the performance of his duties hereunder.

         3.       Employment Period.

                  Employee's employment under this Agreement shall commence as of the date hereof, and shall terminate on the second anniversary thereof (the "Employment Period"), unless terminated earlier pursuant to Section 4. Unless written notice of either party's desire to terminate the Employment Period has been given to the other party prior to the expiration of the Employment Period (or any one-month renewal thereof contemplated by this sentence), the Employment Period shall be automatically renewed for successive one-month periods.

         4.       Termination.

                  4.1 Termination by the Company for Cause. The Employment Period may be terminated at any time by the Company for Cause. Upon such a termination, the Company shall have no obligation to the Employee other than the payment of Employee's earned and unpaid compensation to the effective date of such termination. For purposes of this Agreement, the term "Cause" shall mean any of the following:

                  1.  A willful failure of the Employee to perform his duties;

                  2. Any willful misconduct by the Employee relating, directly or indirectly, to the Company or any of its Affiliates, or any breach by the Employee of any material policy of the Company or any of its Affiliates, as reasonably determined by the Board;

                  3. Any breach by the Employee of any material provision contained in Sections 1.2, 1.3, 1.4, 1.5, 1.7 and 1.8 of this Agreement, as reasonably determined by the Board; or

                  4. Any willful violation by the Employee of any federal or state law or regulation applicable to the business of the Company or any of its Affiliates, or the Employee's commission of a common law fraud or conviction of a felony crime involving moral turpitude.

                  4.2 Death. The Employment Period shall be deemed terminated by the Company upon the death of the Employee and the Company shall have no obligation to the Employee or the Employee's estate other than a continuation of his base salary (at a rate equal to 100% of the rate in effect at the time of such termination) for a period of six months following the date of termination, payable in accordance with the third sentence of Section 2.1.

                  4.3 Resignation by the Employee. If the Employee terminates his employment during the Employment Period for any reason, the Company shall have no obligation to the Employee other than the payment of the Employee's earned and unpaid compensation to the effective date of such termination.

                  4.4 Termination by the Company Without Cause. The Employment Period may be terminated at any time by the Company without Cause. If the Company terminates the Employment Period without Cause, the Company shall have no obligation to the Employee other than a continuation of his base salary (at a rate equal to 100% of the rate in effect at the time of such termination) for a period of six months following the date of termination, payable in accordance with the third sentence of Section 2.1; provided, however, that such base salary continuation shall end on the occurrence of any circumstance or event that would constitute Cause. Such base salary continuation shall also end on the re-employment of Employee with the Company or any of its Affiliates or employment of Employee with any other employer if Employee's annual gross salary (base salary plus any anticipated bonus) is equal to or greater than $125,000. If Employee's annual gross salary from the Company, any of its Affiliates or such other employer is less than $125,000, such base salary continuation shall be reduced by the amount of such gross salary. In any case, in the event that the Company terminates Employee without Cause, employee agrees to use his best and most diligent efforts to obtain employment in which his annual gross salary would be equal to or greater than $125,000.

                  4.5 Liquidated Damages. Employee acknowledges that any payments under Section 4.4 resulting from a termination of the Employment Period by the Company without Cause are in lieu of any and all claims that the Employee may have against the Company or any of its Affiliates other than benefits under the Company's employee benefit plans that by their terms survive termination of employment and benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and represent liquidated damages (and not a penalty).

                  5. Options. Employee has previously been granted options to purchase shares of Synetic's common stock ("Synetic Common Stock"), par value $.01 per share, set forth on Schedule A. The terms and conditions of such options shall be governed by the Stock Option Agreements and plans relating to such options.

                  6. Notices. Any notice or communication given by either party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

                  (a)      if to the Company:

                           Synetic, Inc.
                           River Drive Center 2
                           669 River Drive
                           Elmwood Park, New Jersey 07407-1361
                           Telecopier No.: (201) 703-3401
                           Attn: Chief Financial Officer

                  (b) if to the Employee, to the address set forth on the signature page hereof.

Any notice shall be deemed given when actually delivered to such address, or two days after such notice has been mailed or sent by overnight courier, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address which notices to such person shall thereafter be sent.

                  7. Miscellaneous.

                  7.1 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes upon its effectiveness all other prior agreements and understandings between the parties with respect to such subject matter.

                  7.2 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

                  7.3 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Employee's rights or obligations under this Agreement may not be assigned by the Employee, except that the right specified in Section 4.2 shall pass upon the Employee's death to Employee's executor or administrator.

                  7.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  7.5 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Massachusetts applicable to contracts executed and to be wholly performed within such State.

                  7.6 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

                  7.7 Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      AVICENNA SYSTEMS CORPORATION




                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                      EMPLOYEE


                                      --------------------------------------


                                      Address:
                                              ------------------------------

                                      --------------------------------------

                                      --------------------------------------